Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of World Gold Trust (the “Trust” or “registrant”) on Form 10-Q for the quarter ended March 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Laura S. Melman, chief financial officer and treasurer of WGC USA Asset Management Company, LLC, the sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant, SPDR® Long Dollar Gold Trust, and SPDR® Gold MiniSharessm Trust.

/s/ Laura S. Melman*
Laura S. Melman**
Chief Financial Officer and Treasurer (Principal Financial Officer)
May 7, 2019

*	The originally executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.
**	The registrant is a trust and Ms. Melman is signing in her capacity as Chief Financial Officer and Treasurer of WGC USA Asset Management Company, LLC, the Sponsor of the Trust.